UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2014

USA Compression Partners, LP

(Exact Name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	1-35779 (Commission File Number)	75-2771546 (IRS Employer Identification No.)

100 Congress Avenue Suite 450 Austin, TX (Address of principal executive offices)	78701 (Zip Code)

Registrant’s telephone number, including area code (512) 473-2662

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On June 30, 2014, USA Compression Partners, LLC (“Operating Subsidiary”), USAC Leasing, LLC (“Leasing Subsidiary,” and together with Operating Subsidiary, the “Borrowers”) entered into that certain FMV Bargain Purchase Option Grant Agreement (the “Superior Purchase Option Agreement” and the execution and delivery of the Superior Purchase Option Agreement and the transactions contemplated thereby, the “Superior Transaction”) with Superior Pipeline Company, L.L.C., an Oklahoma limited liability company (“Superior Pipeline”) and Superior Pipeline Texas, L.L.C., an Oklahoma limited liability company (“Superior Pipeline Texas” and together with Superior Pipeline, the “Superior Parties”), pursuant to which the Borrowers granted an irrevocable purchase option to the Superior Parties with respect to those certain compressor packages leased to the Superior Parties (each a “Subject Compressor Package”).

In connection with the execution of the Superior Purchase Option Agreement, on June 30, 2014, the Borrowers, USA Compression Partners, LP (the “Partnership”), USAC Leasing 2, LLC (“Leasing 2”), USAC OpCo 2, LLC (“OpCo 2,” and together with the Partnership and Leasing 2, collectively the “Guarantors,” and together with Borrowers, the “Loan Parties”), the several banks and other financial institutions party thereto (collectively, the “Consenting Lenders”) and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders (as defined below) (the “Administrative Agent”) entered into a letter agreement regarding a limited consent, amendment and subordination (the “Amendment”) with respect to that certain Fifth Amended and Restated Credit Agreement, dated as of December 13, 2013 by and among the Loan Parties, the Consenting Lenders (together with the other banks and financial institutions party thereto, the “Lenders”) and the Administrative Agent (as amended, supplemented and modified, the “Credit Agreement”) to (a) permit the Superior Transaction, (b) permit the lien of the Superior Parties with respect to the Subject Compressor Packages, (c) subordinate lien of the Administrative Agent, for the benefit of itself and the Lenders, to the lien and purchase option of the Superior Parties with respect to the Subject Compressor Packages, (d) authorize the release of the lien of the Administrative Agent, for the benefit of itself and the Lenders, upon the exercise by any Superior Parties of its purchase option with respect to a specific Subject Compressor Package and (e) amend certain other provisions of the Credit Agreement as more specifically set forth in the Amendment.

The disclosure contained in this Item 8.01 does not purport to be a complete description of the Amendment and is qualified in its entirety by reference to the Amendment which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

Exhibit No.	Description

10.1

Letter Agreement by and among USA Compression Partners, LLC, USAC Leasing, LLC, USA Compression Partners, LP, USAC Leasing 2, LLC, USAC OpCo 2, LLC, the Lenders party thereto and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders, dated as of June 30, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA COMPRESSION PARTNERS, LP

By:	USA Compression GP, LLC,
its General Partner

	By:	/s/ J. Gregory Holloway
J. Gregory Holloway
Vice President, General Counsel and Secretary

Dated July 3, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1

Letter Agreement by and among USA Compression Partners, LLC, USAC Leasing, LLC, USA Compression Partners, LP, USAC Leasing 2, LLC, USAC OpCo 2, LLC, the Lenders party thereto and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders, dated as of June 30, 2014.